1 Contact: Paul Adams Constellation Communications 667-218-7700 paul.adams@constellation.com FOR IMMEDIATE RELEASE CONSTELLATION ANNOUNCES KEY SENIOR LEADERSHIP CHANGES AHEAD OF CALPINE DEAL CLOSING BALTIMORE (Nov. 21, 2025) — Constellation announced today a series of senior leadership appointments as the company prepares to complete its transaction with Calpine. The leadership changes take effect upon completion of Constellation’s deal with Calpine, which is expected to close in the fourth quarter of 2025, subject to clearance by the Department of Justice and other customary closing conditions. Kathleen Barrón to Retire Kathleen Barrón, Executive Vice President and Chief Strategy and Growth Officer, has announced she will retire after 30 years in the energy industry. Following ten years in private legal practice and five years in the federal government, Barrón joined Constellation’s predecessor company in 2010 and held numerous senior leadership roles over the past 15 years, including leading the government and regulatory affairs and public policy function, where she was responsible for many favorable outcomes in federal and state energy and environmental policy matters as well as wholesale market design advocacy. Because of her unique role, Barrón’s responsibilities will be divided among other senior leaders upon closing of the Calpine transaction. She has agreed to remain on the Constellation senior leadership team as an advisor to the CEO through the first half of 2026 to ensure a seamless transition. “Kathleen is a true visionary and principled leader who has been instrumental in the tremendous growth of Constellation and the resurgence of the nuclear industry, not just

2 for the company’s benefit, but for the good of the nation, the climate and generations to come,” said Joe Dominguez, President and CEO of Constellation. “She established a forward-thinking strategy and direction that has led Constellation – and nuclear energy – to new heights, as a key partner to policymakers and business leaders driving America toward a cleaner and more prosperous future for all.” Key Leaders Named Senior Executive Vice Presidents, New CFO Named Dan Eggers, Executive Vice President and Chief Financial Officer, has been promoted to Senior Executive Vice President, Finance and Data Economy, reporting to Dominguez. In his new role, Eggers will expand his Finance responsibilities to lead Constellation’s Data Economy business. Shane Smith, Senior Vice President, Treasury and Credit, has been promoted to Executive Vice President and Chief Financial Officer, reporting to Eggers. David Dardis, Executive Vice President and Chief Legal and Policy Officer, also was promoted to Senior Executive Vice President, Chief External Affairs and Growth Officer, reporting to Dominguez. In his new role, Dardis will lead the company’s new generation development business and grows his remit to include Legal, Policy, Sustainability, Strategy, Corporate Affairs and Public Advocacy. Bryan Hanson, Executive Vice President and Chief Generation Officer, and Jim McHugh, Executive Vice President and Chief Commercial Officer, also were promoted to senior executive vice presidents due to their expanded responsibilities. “In their newly expanded roles, Dan, David and Shane bring a powerful combination of strategic vision, financial expertise and policy depth that will help us continue to seize growth opportunities during this period of unprecedented change for our industry,” said Dominguez. “Bryan and Jim continue to advance our business through their strong and steady leadership, optimizing value through collaboration, innovation and performance excellence across our business units.”

3 Andrew Novotny of Calpine to Join Constellation Senior Leadership Team Andrew Novotny will join Constellation and become Senior Executive Vice President, Constellation Power Operations, and President and CEO of Calpine, and will continue to lead the Calpine business plus Constellation’s fleet of natural gas, hydro, solar and wind generation, reporting to Dominguez. Several other Calpine senior executives will join the Constellation leadership team as well. “We look forward to welcoming Andrew and other Calpine leaders to our executive team as we unite Calpine and Constellation, creating an industry-leading reliable and clean generation fleet that will help America win the AI race while meeting the growing needs of families, communities and businesses nationwide,” said Dominguez. “Andrew is a world-class leader, bringing deep strategic and financial acuity, operational experience, and commercial experience that will be invaluable to our newly combined company.” # # # About Constellation Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the nation’s largest producer of reliable, emissions-free energy and a leading energy supplier to businesses, homes and public sector customers nationwide, including three-fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are committed to investing in innovative technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.